REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     UTSI International Corporation
     Houston, TX


We have audited the accompanying balance sheet of UTSI International Corporation as of June 30, 2005 and the related statements of operations, changes in shareholders' deficit and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of UTSI International Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UTSI International Corporation as of June 30, 2005, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that UTSI International Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, UTSI International Corporation has incurred net losses from operations and has a working capital deficit at June 30, 2005, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also discussed in Notes 2 and 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 18, 2006

                         UTSI International Corporation
                                 Balance Sheets
                                  June 30, 2005

                                     Assets

                                                                      2005
                                                                   ---------
Current assets
   Cash and cash equivalents                                       $ 256,297
   Accounts receivable                                               284,366
   Other assets                                                        2,126
   Federal income taxes receivable                                    14,473
                                                                   ---------
              Total current assets                                   557,262

   Property and equipment                                            292,131
   Less accumulated depreciation                                    (260,672)
                                                                   ---------
                                                                      31,459

          Total assets                                             $ 588,721
                                                                   =========

     Liabilities and Stockholders' Deficit

Current liabilities
   Accounts payable                                                $  22,618
   Accrued expenses and other                                        307,850
   Shareholder loans                                                  51,597
   Line of credit                                                    385,000
                                                                   ---------
              Total current liabilities                              767,065


Stockholders' deficit
   Common stock - $.01 par value; 100,000,000 shares authorized;
      1,357,143 shares issued and outstanding                         13,571
   Additional paid-in Capital                                         13,572
   Retained deficit                                                 (190,240)
   Comprehensive Income - Translation
    of non-dollar currency financials                                (15,247)
                                                                   ---------
              Total stockholders' deficit                           (178,344)
                                                                   ---------

              Total liabilities and stockholders' deficit          $ 588,721
                                                                   =========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                            Statements of Operations
                   For the Years Ended June 30, 2005 and 2004

                                                         2005          2004
                                                      -----------   -----------

Revenues                                              $ 2,603,947   $ 2,811,183

Cost of Goods Sold                                      1,027,782       851,596
Selling, General & Administrative                       1,693,108     1,698,153
Depreciation and amortization                              19,976        49,873
                                                      -----------   -----------
    Total operating expenses                            2,740,866     2,599,622
                                                      -----------   -----------

             Income (loss) from operations               (136,919)      211,561
                                                      -----------   -----------

Other income (expense)
   Interest income                                          2,773         5,278
   Interest expense                                       (18,882)      (15,063)
   Other income (expense)                                  (2,904)          636
                                                      -----------   -----------
    Total other income (expense)                          (19,013)       (9,149)
                                                      -----------   -----------

             Income (loss) before income taxes           (155,932)      202,412

Income tax expense(recovery)
   Current                                                (14,473)       14,473
   Deferred                                                    --            --
                                                      -----------   -----------
                                                          (14,473)       14,473
                                                      -----------   -----------

             Net income (loss)                        $  (141,459)  $   187,939
                                                      ===========   ===========


Earnings (loss) per share, basic                      $     (0.10)  $      0.14
Earnings (loss) per share, diluted                    $     (0.10)  $      0.12
                                                      ===========   ===========

Weighted average number of shares outstanding basic     1,357,143     1,357,143
Weighted average number of shares outstanding diluted   1,357,143     1,514,421
                                                      ===========   ===========

                 See accompanying notes to financial statements


                         UTSI International Corporation
                            Statements of Cash Flows
                   For the Years Ended June 30, 2005 and 2004

                                                                       2005        2004
                                                                    ---------    ---------
Cash flows from operating activities
   Net income (loss)                                                $(141,459)   $ 187,939
   Adjustments to reconcile net income to net cash
      provided by operating activities
         Depreciation                                                  19,976       49,873
   Changes in assets and liabilities
      (Increase) decrease:
         Accounts receivable                                          117,213     (142,662)
         Inventories                                                       --        2,661
 Other assets                                                          14,506      (12,469)
      Increase (decrease):
         Accounts payable                                             (94,875)     (65,401)
         Federal income taxes payable                                 (28,946)      14,473
         Accrued expenses and other                                  (250,255)     122,041
                                                                    ---------    ---------
             Net cash provided by (used in) operating activities     (363,840)     156,455
                                                                    ---------    ---------

Cash flows from investing activities
   Purchase of property and equipment                                 (22,945)     (13,686)
   Proceeds from sale of property and equipment                        19,134       19,134
                                                                    ---------    ---------
             Net cash used in investing activities                     (3,811)       5,448
                                                                    ---------    ---------

Cash flows from financing activities
   Net borrowings under line of credit agreement                      220,000           --
   Borrowings from shareholders                                        43,516           --
   Payments on borrowings under line of credit agreement                   --     (135,000)
   Payments on shareholder loans                                           --      (54,000)
    Proceeds from sale of treasury stock                                1,786
   Payment on purchase of treasury stock                              (15,357)          --
                                                                    ---------    ---------
             Net cash provided by (used in) financing activities      249,945     (189,000)
                                                                    ---------    ---------

             Net increase (decrease) in cash and cash equivalents    (117,706)     (27,097)

Effect of exchange rate on cash and cash equivalents                   (3,834)      (6,498)

Cash and cash equivalents - beginning of period                       377,837      411,432
                                                                    ---------    ---------

Cash and cash equivalents - end of period                           $ 256,297    $ 377,837
                                                                    =========    =========

Supplemental disclosures of cash flow information
  Cash paid for income taxes                                        $   1,730    $      --
                                                                    =========    =========
  Cash paid for interest                                            $  16,065    $  12,257
                                                                    =========    =========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                       Statements of Stockholders' Deficit
                   For the Years Ended June 30, 2005 and 2004

                                                               Additional
                                         Common Stock           Paid-in      Treasury      Retained   Comprehensive
                                     Shares        Amount       Capital        Stock       Earnings       Income        Totals
                                   ----------    ----------    ----------    ----------   ----------    ----------    ----------
      Balances June 30, 2003        1,357,143    $   13,571    $   27,143    $       --   $ (236,720)   $   (4,915)   $ (200,921)

      Net income                           --            --            --            --      187,939        (6,498)      181,441
                                   ----------    ----------    ----------    ----------   ----------    ----------    ----------

      Balances June 30, 2004        1,357,143        13,571        27,143            --      (48,781)      (11,413)      (19,480)

      Purchase of treasury stock           --            --            --       (15,357)          --            --       (15,357)
      Sale of treasury stock               --            --       (13,571)       15,357           --            --         1,786

      Net loss                             --            --            --            --     (141,459)       (3,834)     (145,293)
                                   ----------    ----------    ----------    ----------   ----------    ----------    ----------

      Balances June 30, 2005        1,357,143    $   13,571    $   13,572    $       --   $ (190,240)   $  (15,247)   $ (178,344)
                                   ==========    ==========    ==========    ==========   ==========    ==========    ==========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                    Notes to the Audited Financial Statements


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Company Operations

      UTSI International Corporation was incorporated in Texas on March 11, 1985. UTSI is based in Houston, Texas and provides technical, operational, consulting and engineering services to various companies. Such services include design engineering, operational analysis, and outsourcing of service management.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Accounting Method

      UTSI's financial statements are prepared using the accrual basis under accounting principles generally accepted in the United States.

      Cash and Cash Equivalents

      Cash and cash equivalents consist primarily of cash on deposits and highly liquid investments with original maturities of three months or less.

      Accounts Receivable

      UTSI analyzes current accounts receivable for collectibility based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. Based on this analysis UTSI has determined that no allowance for doubtful accounts is required.

      Revenue Recognition

      UTSI recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

      Concentrations of Credit Risk

      UTSI's cash and cash equivalents are temporarily invested in high quality institutions. At times, such investments may be in excess of FDIC insurance limits. Financial instruments that potentially subject UTSI to credit risk also include trade accounts receivable.

      Property and Equipment

      Property and equipment are stated at acquisition cost and are depreciated using accelerated methods over useful lives as follows:

                            Assets                           Life (Years)
                            ------                           ------------
                  Computer Equipment                              5
                  Furniture and Fixtures                         5-7


                                                          June 30,     June 30,
     Property and equipment are summarized as follows:      2005         2004
                                                         ---------    ---------
     Computer equipment                                  $ 280,924    $ 359,633
     Furniture and fixtures                                 11,207        8,417
                                                         ---------    ---------
                                                           292,131      368,050
     Less:  Accumulated depreciation                      (260,672)    (320,426)
                                                         ---------    ---------
          Total property and equipment and improvements  $  31,459    $  47,624
                                                         =========    =========

      Depreciation expense was $19,976 and $49,873 for the years ended June 30, 2005 and 2004, respectively.

      The cost and accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is included in income in the period realized.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

      Income Taxes

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      Basic and Diluted Income (Loss) Per Share

      Basic and diluted income (loss) per share equals net income (loss) divided by weighted average shares outstanding during the period. Diluted income
      (loss) per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive.

      Stock Options

      In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), no compensation is recorded for stock options or other stock based awards that are granted to employees or non-employee directors with an exercise price equal to or above the common stock price on the grant date.

      UTSI accounts for stock-based compensation utilizing the intrinsic value method prescribed by "APB 25" and related interpretations.

      In December 2004, the FASB issued SFAS No.123R, "Accounting for Stock-Based Compensation" ("SFAS No. 123R"). SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. UTSI adopted SFAS No. 123R as of January 1, 2006. The adoption of this standard had no effect on the financial statements of UTSI.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

2.    GOING CONCERN

      UTSI has incurred losses for several years and currently has a deficiency of working capital due to recurring negative cash flows. The financial statements have been prepared assuming UTSI will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business. Subsequent to March 31, 2006, UTSI merged with Jackson Rivers Company described in Note 12. This is expected to provide funding sources necessary and additional business opportunities.

3.    SPANISH BRANCH

      UTSI has a branch in Madrid, Spain. The engineering services for Spanish projects are predominately performed by personnel in the United States. Historically the projects have not been profitable.

4.    STOCK OPTIONS

      UTSI adopted a Nonqualified Stock Option Plan during fiscal year 1999, which provides options to purchase all of the authorized but unissued common stock of UTSI. The option price is the price determined by the administrator at date of grant. Options are exercisable upon the sale of UTSI to a third party, the initial public offering of UTSI's stock, or upon the death, retirement or permanent disability of the employee holding the options. The options have no expiration date.

      The transactions under the Plan are summarized as follows:

                                               Weighted            Number
                                                Average           of Shares
                                                 Price           Outstanding
                                               ---------         ---------

       Balance as of June 30, 2003             $    0.10           161,128
            Granted                                    -                 -
            Cancelled                          $    0.12            (7,700)
                                               ---------         ---------
       Balance as of June 30, 2004             $    0.10           153,428
            Granted                            $    0.01            55,500
            Cancelled                          $    0.09           (16,600)
                                               ---------         ---------
       Balance as of June 30, 2005             $    0.08           192,328
                                               =========         =========

      Because it is not possible to reasonably estimate the fair value at the grant date, the options have been valued using the intrinsic value. All granted options at price greater than $0.01 were cancelled and reissued at $0.01 on March 31, 2006. As discussed in Note 12, UTSI was merged with a third party subsequent to year end and all options were exercised as of April 7, 2006.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

5.    LEASE COMMITMENTS

      UTSI leases office space under an operating lease that expires January 2009. Rent expense totaled $122,950 and $128,688 for the years ended June 30, 2005 and 2004, respectively.

      Future annual minimum payments under operating leases as of June 30, 2005 are as follows:


                           2005                              $ 73,770
                           2006                               119,910
                           2007                               106,095
                           2008                               106,095
                                                             --------

                                                            $ 405,870

6.    EMPLOYEE RETIREMENT PLAN

      UTSI maintains a plan under which eligible employees may elect to defer a portion of their annual compensation, up to a maximum of 50%, not to exceed $20,000 for the year 2006 or later years as adjusted for cost of living increases, pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate. UTSI has not matched contributions or made discretionary contributions.

7.    SHAREHOLDER LOAN

      Shareholder loans are unsecured, non interest bearing and due in 2006 and 2007.

8.    REVOLVING LINE OF CREDIT

      UTSI has a $500,000 revolving line of credit expiring on July 18, 2006. At June 30, 2005 and 2004, there were $385,000 and $165,000 borrowed against this line, respectively. The line is collateralized by substantially all of UTSI's assets and is guaranteed by an officer of UTSI. Interest varies with the bank's prime rate, which was 6.25% and 4.00% on June 30, 2005 and 2004, respectively, and is payable monthly.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

9.    MAJOR CUSTOMERS

      For the year ended June 30, 2005, UTSI had two major customers, sales to which represent approximately 57% of UTSI's revenues. For the year ended June 30, 2004, UTSI had two major customers, sales to which represent approximately 58% of UTSI's revenues.

10.   INCOME TAXES

      The following table presents the principal reasons for the difference between UTSI's effective tax rates and the United States federal statutory income tax rate of 35% for June 30, 2005 and 2004:
                                                              June 30, June 30,
                                                               2005      2004
                                                             --------  --------
      Federal income tax expense (benefit) at statutory rate $(54,576) $ 70,844
      Non-deductible expense                                    2,404     1,397
      Changes in Deferred Tax Asset Valuation
      Allowance attributable to:
         Use of Loss Carryback (Carryforward)                  36,280   (35,961)
         Other increases and decreases in temporary            30,065   (50,453)
          differences
                                                             --------  --------
               Book tax expense (benefit)                    $ 14.173  $(14,173)
                                                             ========  ========

                Effective income tax rate                         7 %     (7) %

         UTSI has minimal operating loss carry-forwards as of June 30, 2005.

11.   COMMITMENTS AND CONTINGENCIES

      UTSI operates a branch in Spain that leases space on a month to month basis at approximately $1,600. If UTSI were to cancel this lease they would be required to pay cancellation fee of two months rent. In addition, if UTSI were to close the Spanish branch they would be obligated to pay wages to the one employee of the branch in accordance with labor regulations in Spain.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

12.   SUBSEQUENT EVENT

      On May 5, 2006, UTSI was acquired by the Jackson Rivers Company, a Florida corporation (JKRI), through its wholly-owned subsidiary, JKRI Acquisition Corp., a Texas corporation (JRC), pursuant to a merger agreement. Each share of UTSI's common stock was exchanged for approximately 1.4 shares of JKRI Series C Preferred Stock.

                         UTSI International Corporation
                                 Balance Sheets
                        March 31, 2006 and June 30, 2005
                                   (unaudited)

                                     Assets
                                                          March 31,    June 30,
                                                            2006        2005
                                                         ---------    ---------
      Current assets
         Cash and cash equivalents                       $ 231,536    $ 256,297
         Accounts receivable                               110,889      284,366
         Other assets                                           --        2,126
         Federal income taxes receivable                    29,399       14,473
                                                         ---------    ---------
                Total current assets                       371,824      557,262

         Property and equipment                            282,083      292,131
         Less accumulated depreciation                    (268,521)    (260,672)
                                                         ---------    ---------
                                                            13,562       31,459

                Total assets                             $ 385,386    $ 588,721
                                                         =========    =========

         Liabilities and Stockholders' Deficit

      Current liabilities
         Accounts payable                                $  63,362    $  22,618
         Accrued expenses and other                        309,882      307,850
         Shareholder loans                                  51,597       51,597
          Line of credit                                   270,000      385,000
                                                         ---------    ---------
                Total current liabilities                  694,841      767,065


      Stockholders' deficit
         Common stock - $.01 par value; 100,000,000
            shares authorized; 1,357,143 shares
            issued and outstanding                          13,571       13,571
         Additional paid-in Capital                         13,572       13,572
         Retained deficit                                 (321,463)    (190,240)
      Comprehensive Income - Translation
      of non-dollar currency financials                    (15,135)     (15,247)
                                                         ---------    ---------
                Total stockholders' deficit               (309,455)    (178,344)
                                                         ---------    ---------

                Total liabilities and
                 stockholders' deficit                   $ 385,386    $ 588,721
                                                         =========    =========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                            Statements of Operations
           For the Three and Nine Months Ended March 31, 2006 and 2005
                                   (unaudited)

                                                             Three Months   Three Months   Nine Months    Nine Months
                                                                 Ended          Ended         Ended          Ended
                                                                March 31,      March 31,     March 31,      March 31,
                                                                  2006           2005          2006           2005
                                                              -----------    -----------    -----------    -----------
      Revenues                                                $   270,860    $   631,007    $ 1,352,915    $ 1,942,606

      Cost of Goods Sold                                          138,717        264,131        623,777        869,596
      Selling, General & Administrative                           344,898        555,130        846,733      1,274,703
      Depreciation and amortization                                 2,167          3,712          7,836         11,005
                                                              -----------    -----------    -----------    -----------
          Total operating expenses                                485,782        822,973      1,478,346      2,155,304

                Income (loss) from operations                    (214,922)      (191,966)      (125,431)      (212,698)

      Other income (expense)
         Interest income                                               62            628            827          1,761
         Interest expense                                          (4,415)        (4,277)       (19,633)       (10,922)
         Other income (expense)                                      (104)          (476)          (412)        (3,539)
                                                              -----------    -----------    -----------    -----------
          Total other income (expense)                             (4,457)        (4,125)       (19,218)       (12,700)
                                                              -----------    -----------    -----------    -----------

                Income (loss) before income taxes                (219,379)      (196,091)      (144,649)      (225,398)

      Income tax expense
         Current                                                  (20,362)       (18,201)       (13,426)       (20,921)
         Deferred                                                      --             --             --             --
                                                              -----------    -----------    -----------    -----------
                                                                  (20,362)       (18,201)       (13,426)       (20,921)
                                                              -----------    -----------    -----------    -----------

                Net income (loss)                             $  (199,017)   $  (177,890)   $  (131,223)   $  (204,477)
                                                              ===========    ===========    ===========    ===========


      Earnings (loss) per share, basic                        $     (0.15)   $     (0.13)   $     (0.10)   $     (0.15)
      Earnings (loss) per share, diluted                      $     (0.15)   $     (0.13)   $     (0.10)   $     (0.15)
                                                              ===========    ===========    ===========    ===========

      Weighted average number of shares outstanding basic       1,357,143      1,357,143      1,357,143      1,357,143
      Weighted average number of shares outstanding diluted     1,357,143      1,357,143      1,357,143      1,357,143
                                                              ===========    ===========    ===========    ===========

                    See accompanying notes to financial statements

                         UTSI International Corporation
                            Statements of Cash Flows
                For the Nine Months Ended March 31, 2006 and 2005
                                   (unaudited)

                                                                                  Nine        Nine
                                                                                 Months       Months
                                                                                 Ended        Ended
                                                                                March 31,    March 31,
                                                                                  2006         2005
                                                                                ---------    ---------
      Cash flows from operating activities
         Net income (loss)                                                      $(131,223)   $(204,477)
         Adjustments to reconcile net income to net cash
            provided by operating activities
               Depreciation                                                         7,836       11,005
         Changes in assets and liabilities
            (Increase) decrease:
               Accounts receivable                                                173,477        3,975
      Other assets                                                                  2,126       12,874
            Increase (decrease):
               Accounts payable                                                    40,744       14,539
               Federal income taxes payable, net                                  (14,926)     (20,921)
               Accrued expenses and other                                           2,032      (77,831)
                                                                                ---------    ---------
                Net cash provided by (used in) operating activities                80,066     (260,836)
                                                                                ---------    ---------

      Cash flows from investing activities
         Purchase of property and equipment                                            --       (4,962)
         Sale of property and equipment                                            10,061           --
                                                                                ---------    ---------
                Net cash used in investing activities                              10,061       (4,962)
                                                                                ---------    ---------

      Cash flows from financing activities
         Net borrowings under line of credit agreement                                 --      155,000
         Borrowings from shareholders                                                  --       41,419
         Payments on borrowings under line of credit agreement                   (115,000)
         Proceeds from sale of treasury stock                                          --        1,786
         Payment on purchase of treasury stock                                         --      (15,357)
                Net cash provided by (used in) financing activities              (115,000)     182,848
                                                                                ---------    ---------

                Net increase (decrease) in cash and cash equivalents              (24,873)     (82,950)

      Effect of exchange rate on cash and cash equivalents                            112       (4,520)


      Cash and cash equivalents - beginning of period                             256,297      377,837
                                                                                ---------    ---------

      Cash and cash equivalents - end of period                                 $ 231,536    $ 290,367
                                                                                =========    =========

      Supplemental disclosures of cash flow information
        Cash paid for income taxes                                              $      --    $   1,500
                                                                                =========    =========
        Cash paid for interest                                                  $  19,633    $  10,922
                                                                                =========    =========


                    See accompanying notes to financial statements

                         UTSI International Corporation
                    Notes to the Interim Financial Statements

1.    BASIS OF PRESENTATION

      The accompanying unaudited interim financial statements of UTSI International Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal June 30, 2005 filed on Form 8-K/A have been omitted.

2     STOCK OPTIONS

      In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), no compensation is recorded for stock options or other stock based awards that are granted to employees or non-employee directors with an exercise price equal to or above the common stock price on the grant date.

      UTSI accounts for stock-based compensation utilizing the intrinsic value method prescribed by "APB 25" and related interpretations. The following pro forma information, as required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), as amended by Financial Accounting Standards No. 148 (SFAS 148), presents net income and earnings per share information as if the stock options or other stock-based awards issued since September 30, 1997 were accounted for using the fair value method.

      UTSI adopted a Nonqualified Stock Option Plan during fiscal year 1999, which provides options to purchase all of the authorized but unissued common stock of UTSI. The option price is the price determined by the administrator at date of grant. Options are exercisable upon the sale of UTSI to a third party, the initial public offering of UTSI's stock, or upon the death, retirement or permanent disability of the employee holding the options. The options have no expiration date.

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                         UTSI International Corporation
                    Notes to the Interim Financial Statements

      The transactions under the Plan are summarized as follows:

                                                  Weighted          Number
                                                  Average         of Shares
                                                   Price         Outstanding
                                                -----------       ----------

         Balance as of June 30, 2003                 $ 0.10          161,128
              Granted                                     -                -
              Cancelled                              $ 0.12           (7,700)
                                                -----------       ----------
         Balance as of June 30, 2004                 $ 0.10          153,428
              Granted                                $ 0.01           55,500
              Cancelled                              $ 0.09          (16,600)
                                                -----------       ----------
         Balance as of June 30, 2005                 $ 0.08          192,328
              Granted                                $ 0.01          127,228
              Cancelled                              $ 0.10         (146,828)
                                                -----------       ----------
         Balance as of March 31, 2006                $ 0.01          172,728

      Because it is not possible to reasonably estimate fair value at the grant date the options have been valued using the intrinsic value. All granted options at price greater than $0.01 were cancelled and reissued at $0.01 on March 15, 2006. As discussed in Note 12, UTSI was merged with a third party subsequent to year end and all options were exercised as of April 7, 2006.

3.    GOING CONCERN

      UTSI has incurred losses for several years and currently has a deficiency of working capital due to negative cash flows. The financial statements have been prepared assuming UTSI will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business. Subsequent to March 31, 2006, UTSI merged with Jackson Rivers Company. This is expected to provide funding sources necessary and additional business opportunities

4.    SUBSEQUENT EVENT

      On May 5, 2006, UTSI was acquired by the Jackson Rivers Company, a Florida corporation (JKRI), through its wholly-owned subsidiary, JKRI Acquisition Corp., a Texas corporation (JRC), pursuant to a merger agreement. Each share of UTSI's common stock was exchanged for approximately 1.4 shares of JKRI Series C Preferred Stock.

                                       17
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